Exhibit 10-v

CORPORATE OFFICER SEPARATION PLAN
EFFECTIVE DATE APRIL 1, 2003

1.0    Background

1.1    Purpose:

The purpose of the Corporate Officer Separation Plan is to establish an equitable measure of compensation for an eligible corporate officer of the Company whose employment has been terminated.

1.2    Eligibility:

Eligible employees under this Plan are corporate officers at the corporate vice president level and above of the Company whose employment as a corporate officer is terminated for reasons other than cause, voluntary resignation, disability, early or normal retirement, or death and who have not been offered a comparable position within the Company.

2.0    Definitions

2.1    Termination for Cause:

A termination of employment status for fraud, violence, theft, gross misconduct, discrimination, harassment or actions which create legal liabilities for the Company or actions of malicious intent which directly compromise the individual's role/accountabilities.

2.2    Comparable Position:

A comparable position is defined as a position in the same geographical area with comparable salary, employee benefits perquisites, status and responsibility.

2.3    Separation Date:

The last day of full time active employment.

2.4    Termination Date:

The termination date will be the later of the separation date or the last day a severed employee receives benefits (generally, the end of cycled severance payments).

3.0    Severance Pay

3.1    Maximum Severance Pay Allowance:

A corporate officer shall be entitled to a severance pay allowance equal to current biweekly base salary each pay period for twelve (12) consecutive months plus an amount equal to the accrued vacation pay payable to the corporate officer as of the separation date.

3.2    Method of Payment:

The Company shall make payments to the corporate officer biweekly, based upon normal payroll procedures. Lump sum severance payments will be considered upon request.

4.0    Incentive Compensation

4.1    Annual Management Incentive Compensation

Participants whose separation date is after June 30 in any plan year will receive a pro rata bonus based on the period of active employment on the date that such bonuses are paid to all other active eligible employees.

5.0    Long-term Incentive Program

5.1    Pursuant to the Company's Stock Incentive Plans:

a)    A corporate officer who is terminated will have 90 days after the end of severance in which to exercise vested stock options, as provided in the applicable option agreement. Only options which have vested on or before the separation date may be exercised.

b)    A corporate officer who is terminated has ownership rights to restricted stock to the extent it was vested at the separation date.

c)    For other long-term incentive performance programs, a corporate officer who is terminated will be entitled to the award if the separation date occurs after the end of the performance period.

6.0    Outplacement Services

6.1    The Company will assist the corporate officer in the search for new employment by paying professional fees for the services incurred in the normal course of a job search of an outplacement organization in a total amount not to exceed the lower of 15% of the officer's annualized pay (base pay and prior year annual incentive plan bonus actually paid) at the time of termination or the rate established by the Company with its approved outplacement organizations. All such fees and expenses must be incurred within one year from the Separation Date to be reimbursed.

7.0    Financial Perquisites

The flexible perquisite allowance will cease on the Separation Date. The following perquisites will be continued as set forth below through the termination date:

7.1    Company Car:

Upon separation, the officer's car may be purchased by the executive at a price to be determined by the Company based upon the fair market value of the car. If not purchased, the car must be returned to the Company on the separation date. The purchase price will be deducted from the severance payments if the executive has failed to make arrangements to return or purchase the vehicle on or before the separation date.

7.2    Club Membership:

Eligibility for Company reimbursement or payment made on behalf of officers for regular dues associated with a country, social, or luncheon membership held prior to the beginning of the severance period shall continue until the termination date.

7.3    Financial Counseling:

The Company shall reimburse or pay reasonable financial counseling fees on or before the termination date. Reimbursement shall not exceed 2% of base pay.

8.0    Benefits/Perquisites

Health, Life Insurance, Retirement Income, and 401(k) Plan:

Medical, Dental, Life Insurance, and Supplemental Executive Retirement Plan (SERP) benefits, if applicable, shall continue during the period of severance with benefits, and cease on the termination date, subject to the officer's election under COBRA. The officer will continue to be eligible to participate in the base salary and bonus deferral components of the Deferred Compensation Plans after the "Separation Date". Participation in the Steady Growth, Restoration, 401(k) and 401(k) Excess Plans shall cease eight weeks after the Separation Date.

Benefits under the Disability Plan cease on the separation date. There are no conversion privileges.

All other benefits made available by the Company to executives from time to time shall cease as of the separation date.

9.0    Required Agreements

In order to be eligible for benefits under the Plan, the corporate officer must execute the following agreements:

9.1    Non-Compete:

An agreement not to compete with or solicit employees from the Company for a period of one (1) year in the following form:

In consideration of the benefits to be provided to you and as part of your fiduciary obligations to Bausch & Lomb, you agree that for a period of one (1) year from the Separation Date you will not, directly or indirectly:

(a)    Compete with any business of the Company's engaged in or under active development by Bausch & Lomb or any of its subsidiaries. For the purpose of this Agreement, the phrase "compete" shall include serving as an employee, an officer, a director, an owner, a partner or a 5% or more shareholder of any business or otherwise engaging in or assisting another to engage in any business. Without limiting the foregoing, Bausch & Lomb shall consider, on an as requested basis, modifications to your restrictions on competition where management of Bausch & Lomb believes the competitive impact on Bausch & Lomb to be minimal or otherwise manageable; or

(b)    Solicit any person who is a customer of a business conducted by Bausch & Lomb to be a customer of a similar business other than a business conducted by Bausch & Lomb or any of its affiliates; or

(c)    Directly or indirectly solicit or hire any employee of Bausch & Lomb or any of its subsidiaries to work for or on behalf of you or any business in which you serve as an employee, an officer, a director, an owner, a partner or a 5% or more shareholder.

9.2    Release of Claims:

An agreement releasing claims by the corporate officer against the Company and its affiliates arising out of or relating to the employment by the Company, or separation from employment, of the corporate officers, in form and substance reasonably acceptable to the Company and its counsel.

9.3    Cooperation:

An agreement to provide reasonable assistance and cooperation to the Company and its counsel in connection with matters in litigation, investigation, arbitration or other proceedings which arose from periods of the corporate officer's employment.

10.0    Administration of the Plan

10.1    Preparation of Severance Package:

Corporate Human Resources is responsible for the preparation of the executive severance package in accordance with this Plan.

10.2    Other Policies and Plans:

This Plan supersedes the officer separation plan of March 1, 2002.

10.3    Amendment:

The Company shall have the right to amend this plan from time to time, at the sole discretion of the Committee on Management of the Board of Directors of the Company.